UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	74-2095844
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

101 East Park Boulevard Suite 955 Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock ($.01 Par Value)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth under the caption entitled “Description of Capital Stock-Common Stock” in TGC Industries, Inc.’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 1, 2005, and amended on September 20, 2005, and October 3, 2005 (File No. 333-128018), which are incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TGC INDUSTRIES, INC.

Date: November 5, 2007
	By:	/s/ Wayne A. Whitener
	Name:	Wayne A. Whitener
	Title:	President and Chief Executive Officer